EXHIBIT 32.2

Certification by the Chief Financial Officer
of
Boardwalk GP, LLC
pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

    Pursuant to 18 U.S.C. Section 1350, the undersigned chief financial officer of Boardwalk GP, LLC hereby certifies, to such officer's knowledge, that the annual report on Form 10-K for the year ended December 31, 2023, (the Report) of Boardwalk Pipeline Partners, LP (the Company) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 6, 2024

/s/ Steven A. Barkauskas
Steven A. Barkauskas
Senior Vice President and Chief Financial Officer
(principal financial officer)